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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          -------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

          -------------------------------------------------------------
                            BEVERLY ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in Its Charter)



           DELAWARE                                             62-1691861
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
           (Address of Principal Executive Offices Including Zip Code)

          -------------------------------------------------------------

                            BEVERLY ENTERPRISES, INC.
                                STOCK GRANT PLAN
                            (Full Title of the Plan)

          -------------------------------------------------------------
                                 DOUGLAS J. BABB
                            EXECUTIVE VICE PRESIDENT,
                           GENERAL COUNSEL & SECRETARY
                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                     (Name and Address of Agent For Service)

          -------------------------------------------------------------

                                 (501) 201-2000
          (Telephone Number, Including Area Code, of Agent For Service)

          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                              Proposed maximum
                                                  offering          Proposed maximum
 Title of securities          Amount                price          aggregate offering        Amount of
  to be registered       to be registered         per share              price           registration fee
---------------------------------------------------------------------------------------------------------
Common Stock, $.10           1,174,500             $6.41              $7,528,545              $1,882
par value
---------------------------------------------------------------------------------------------------------

(1) This Registration Statement registers the issuance or transfer, under the Beverly Enterprises, Inc. Stock Grant Plan (the "Plan"), of: (i) 1,174,500 shares of common stock, par value $.10 per share (the "Shares"), of Beverly Enterprises, Inc., a Delaware corporation (the "Company"), presently held by the Registrant as treasury shares, and
         (ii) any other securities with respect to which the outstanding Shares are converted or exchanged.

(2) Pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act, the Company has determined the proposed maximum offering price per Share to be $6.41. This price is the average of the high and low prices for a Share on January 24, 2001, a date within five business days before the filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information requested in Part I of this Registration Statement is included in the prospectus for the Plan, which the Company has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

         1. The description of the Shares set forth in the Company's Registration Statement on Form 8-A, filed with the Commission on October 15, 1997, under which the Company registered the Shares under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").

         2. The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

         3. The Company's Annual Report on Form 10-K for the year ended December 31, 1999.


         All reports and other documents that the Company subsequently files with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that the Company deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Company's file number with the Commission is 1-9550.

ITEM 4.          DESCRIPTION OF SECURITIES.

                 Inapplicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock has been passed upon for the Registrant by John W. MacKenzie, its Deputy General Counsel and Assistant Secretary. Mr. MacKenzie owns approximately 38,300 shares of Common Stock, 32,391 shares of Restricted Stock subject to forfeiture, and options to purchase 20,200 shares of Common Stock.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law, the Company's certificate of incorporation and bylaws, and the Company's indemnification agreements between the Company and its officers and directors provide that the Company will indemnify them to the full extent permitted by the Delaware General Corporation Law for liabilities and expenses that they may incur in their capacities as directors and officers of the Company. Generally, the Company will indemnify its directors and officers with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to any criminal action or proceeding, the director or officer must also not have had any reasonable cause to believe that his or her actions were unlawful.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED.

                 Inapplicable.

ITEM 8.          EXHIBITS.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------

       4.1        Beverly Enterprises, Inc. Stock Grant Plan
       5.1        Opinion of John W. MacKenzie, Esq.
       23.1       Consent of John W. MacKenzie, Esq. (contained in Exhibit 5.1)
       23.2       Consent of Ernst & Young LLP

ITEM 9.          UNDERTAKINGS.

                 A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 C. REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 31st day of January, 2001.

                                       BEVERLY ENTERPRISES, INC.

                                       By:  /s/ DAVID R. BANKS
                                           -------------------------------------
                                       Name:    David R. Banks
                                       Title:   Chairman of the Board,
                                                Chief Executive Officer and
                                                Director

                               POWER OF ATTORNEY

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints David R. Banks and John W. MacKenzie, and each of them severally as his or her attorney-in-fact to sign his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things on their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


     /s/ DAVID R. BANKS
-----------------------------------------------
Name:    David R. Banks
Title:   Chairman of the Board, Chief Executive
         Officer and Director
Date:    January 31, 2001


     /s/ SCOTT M. TABAKIN
-----------------------------------------------
Name:    Scott M. Tabakin
Title:   Executive Vice President and Chief
         Financial Officer
Date:    January 31, 2001

    /s/ PAMELA H. DANIELS
-----------------------------------------------
Name:    Pamela H. Daniels
Title:   Senior Vice President, Controller,
         and Chief Accounting Officer
Date:    January 31, 2001



-----------------------------------------------
Name:    Beryl F. Anthony, Jr.
Title:   Director
Date:    January 31, 2001



-----------------------------------------------
Name:    Carolyne K. Davis
Title:   Director
Date:    January 31, 2001


    /s/ WILLIAM R. FLOYD
-----------------------------------------------
Name:    William R. Floyd
Title:   President, Chief Operating Officer,
         and Director
Date:    January 31, 2001


    /s/ JAMES R. GREENE
-----------------------------------------------
Name:    James R. Greene
Title:   Director
Date:    January 31, 2001


    /s/ Edith E. Holiday
-----------------------------------------------
Name:    Edith E. Holiday
Title:   Director
Date:    January 31, 2001


    /s/ JON E. M. JACOBY
-----------------------------------------------
Name:    Jon E. M. Jacoby
Title:   Director
Date:    January 31, 2001


    /s/ RISA J. LAVIZZO-MOUREY, M.D.
-----------------------------------------------
Name:    Risa J. Lavizzo-Mourey, M.D.
Title:   Director
Date:    January 31, 2001


    /s/ JAMES W. MCLANE
-----------------------------------------------
Name:    James W. McLane
Title:   Director
Date:    January 31, 2001


    /s/ MARILYN R. SEYMANN
-----------------------------------------------
Name:    Marilyn R. Seymann
Title:   Director
Date:    January 31, 2001

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER           DESCRIPTION
-------          -----------
  4.1            Beverly Enterprises, Inc. Stock Grant Plan
  5.1            Opinion of John W. MacKenzie, Esq.
  23.1           Consent of John W. MacKenzie, Esq. (included in Exhibit 5.1)
  23.2           Consent of Ernst & Young LLP